Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES CONSOLIDATED EARNINGS OF $0.04 PER DILUTED SHARE FOR THE SECOND QUARTER 2012

Second quarter 2012 earnings negatively impacted by a $35.4 million pre-tax loss, equivalent to a loss of $0.23 per diluted share, related to the Facebook initial public offering

JERSEY CITY, New Jersey (July 18, 2012) – Knight Capital Group, Inc. (NYSE Euronext: KCG) today reported consolidated earnings of $3.3 million, or $0.04 per diluted share, for the second quarter of 2012. The results included pre-tax trading losses of $35.4 million related to the Facebook IPO, equivalent to a loss of $0.23 per diluted share, as well as a $10.0 million pre-tax investment gain in the Corporate and Other segment, equivalent to a gain of $0.07 per diluted share.

For the second quarter of 2011, the company reported consolidated earnings of $17.6 million, or $0.19 per diluted share.

Revenues for the second quarter of 2012 were $289.3 million, compared to $326.0 million for the second quarter of 2011.

“In the second quarter of 2012, Knight performed well during a challenging and eventful period in the capital markets,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “Consolidated revenues remained fairly strong notwithstanding declines in retail and institutional trading activity. Pre-tax earnings were $30.8 million during the quarter, or $0.20 per diluted share, excluding the trading losses from the Facebook IPO and one-time investment gain. We are evaluating all legal rights and remedies in connection with the Facebook IPO.”

“Continuing operations” includes the company’s Market Making, Institutional Sales and Trading, Electronic Execution Services, and Corporate and Other segments. Market Making consists of all global market making across equities, fixed income, foreign exchange, futures and options as well as the company’s activities as a Designated Market Maker at the NYSE. Institutional Sales and Trading includes full-service institutional research, sales and trading as well as equity and debt capital markets, reverse mortgage origination and securitization, and asset management. Electronic Execution Services includes Knight Direct, Knight Hotspot FX and Knight BondPoint. Corporate and Other includes strategic investments primarily in financial services-related ventures, futures execution and custody services, clearing and settlement activity, corporate overhead expenses and all other income and expenses that are not attributable to the other reporting segments.

In the first quarter of 2012, the company modified its quarterly revenue capture and monthly equity volume statistics in order to provide data specific to its U.S. equity market making activity within the Market Making segment. The company’s revenue capture and volume statistics previously also included U.S. institutional sales activity. In the second quarter of 2012, Knight modified the reporting of Knight Hotspot FX notional dollar value traded volume to count one side of the transaction. The company previously counted total client volume to include both sides of the transaction. The company posts its U.S. equity market making and Knight Hotspot FX volume statistics to its web site each month, and discloses, in quarterly SEC filings, its U.S. equity market making revenue capture. The company’s web site has been updated to show the new monthly volume statistics dating back to the beginning of 2010.

	Q2 2012	Q2 2011

Revenues ($ thousands)	289,254	325,982
Net income ($ thousands)	3,291	17,572
Diluted EPS ($)	0.04	0.19
U.S. equity Market Making statistics:
Average daily dollar value traded ($ billions)	20.9	23.4
Average daily trades (thousands)	3,303.1	3,253.8
Nasdaq and Listed shares traded (billions)	45.7	48.4
FINRA OTC Bulletin Board and Other shares traded (billions)	166.9	261.8
Average revenue capture per U.S. equity dollar value traded (bps)	0.80	0.93
Average revenue capture per U.S. equity dollar value traded, excluding impact of Facebook IPO (bps) *	1.00	0.93
Average daily Knight Direct equity shares (millions)	218.8	162.2
Average daily Knight Hotspot FX notional dollar value traded ($ billions)**	28.1	31.5

	YTD 2012	YTD 2011

Revenues ($ thousands)	638,279	665,758
Net income ($ thousands)	36,397	48,064
Diluted EPS ($)	0.39	0.51
U.S. equity Market Making statistics:
Average daily dollar value traded ($ billions)	21.5	24.4
Average daily trades (thousands)	3,324.3	3,347.7
Nasdaq and Listed shares traded (billions)	93.0	104.9
FINRA OTC Bulletin Board and Other shares traded (billions)	338.1	582.6
Average revenue capture per U.S. equity dollar value traded (bps)	0.92	0.97
Average revenue capture per U.S. equity dollar value traded, excluding impact of Facebook IPO (bps) *	1.01	0.97
Average daily Knight Direct equity shares (millions)	217.3	163.7
Average daily Knight Hotspot FX notional dollar value traded ($ billions)**	28.0	29.5

*	Statistic excludes $26.0 million in trading losses related to the Facebook IPO.
**	In the second quarter of 2012, Knight modified the reporting of Knight Hotspot FX notional dollar value traded volume to count one side of the transaction. The company previously counted total client volume to include both sides of the transaction. The company posts Knight Hotspot FX volume statistics each month to its web site, which has been updated to show one-sided volume statistics dating back to the beginning of 2010.

Market Making

During the second quarter of 2012, the Market Making segment generated total revenues of $113.5 million and pre-tax income of $5.9 million. The results included $26.0 million in trading losses related to the Facebook IPO. In the second quarter of 2011, Market Making reported total revenues of $145.0 million and pre-tax income of $39.2 million. Market Making had pre-tax margins of 5 percent in the second quarter of 2012 compared to pre-tax margins of 27 percent in the second quarter of 2011.

“Market Making managed effectively given a decline in retail trading activity to the lowest level since the start of the financial crisis in 2008,” said Mr. Joyce. “Amid heightened competition for reduced volumes, Knight maintained market share of retail U.S. equity volume year over year while Knight Link grew its percentage of consolidated U.S. equity volume executed. For the quarter, revenue capture, excluding the effect of the Facebook IPO, improved compared to the same period a year ago which reflects considerable work to enhance trading technologies.”

Institutional Sales and Trading

During the second quarter of 2012, the Institutional Sales and Trading segment generated total revenues of $109.7 million and a pre-tax loss of $7.5 million. The results included $9.4 million in trading losses related to the Facebook IPO. In the second quarter of 2011, Institutional Sales and Trading reported total revenues of $134.9 million and a pre-tax loss of $4.0 million.

“Institutional Sales and Trading continued the turnaround effort even as institutional trading activity slowed in the U.S. and Europe,” said Mr. Joyce. “Measures to right-size the cost structure across equities and fixed income are taking hold as evidenced in part by the decrease in expenses year over year. The teams are recalibrating the client offering and selectively adding talent to further grow revenues. At Urban, both origination and securitization increased compared to the same period a year ago.”

Electronic Execution Services

During the second quarter of 2012, the Electronic Execution Services segment generated total revenues of $43.3 million and pre-tax income of $11.3 million. In the second quarter of 2011, Electronic Execution Services reported total revenues of $41.9 million and pre-tax income of $11.8 million. Electronic Execution Services had pre-tax margins of 26 percent in the second quarter of 2012 compared to pre-tax margins of 28 percent in the second quarter of 2011.

“Electronic Execution Services produced market share gains across all products,” said Mr. Joyce. “Knight Direct grew average daily volume 35 percent year over year. With a cooling off in institutional foreign exchange trading, Knight Hotspot FX posted a smaller relative decline in dollar volume than the broader market. Average daily transactions by Knight BondPoint rose 11 percent during the quarter.”

Corporate and Other

During the second quarter of 2012, the Corporate and Other segment reported a pre-tax loss of $4.4 million, which included a $10.0 million pre-tax gain relating to a change in the tax status of a strategic investment accounted for under the equity method of accounting. In the second quarter of 2011, the Corporate and Other segment reported a pre-tax loss of $17.6 million.

“While the second quarter of 2012 proved difficult, Knight is accustomed to adjusting and forging ahead in various market conditions,” said Mr. Joyce. “As a firm, we’re stronger across the board than just a few years ago. In advancing our corporate growth strategy, Knight acquired the futures division of Penson Financial Services during the quarter which fills a strategic gap in our client offering.”

Headcount at June 30, 2012 was 1,535 full-time employees, compared to 1,465 full-time employees at June 30, 2011. The increase was largely attributable to the acquisition of the futures division of Penson Financial Services, Inc.

As of June 30, 2012, the company had $364.8 million in cash and cash equivalents. The company had $1.5 billion in stockholders’ equity as of June 30, 2012, equivalent to a book value of $16.15 per diluted share. The company had a book value of $15.05 per diluted share as of June 30, 2011.

During the second quarter of 2012, the company repurchased 850,000 shares for $11.1 million under the company’s existing stock repurchase program. To date, the company has repurchased 76.7 million shares for $879.1 million. The company has approximately $120.9 million available to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

* * *

Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its second quarter 2012 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Time (ET) today, July 18, 2012. To access Knight’s earnings conference call, please dial 800-768-6563 for domestic callers or 785-830-7991 for international callers. When prompted, please enter passcode 9845852. A replay of the second quarter 2012 earnings conference call will be available by dialing 888-203-1112 for domestic callers or 719-457-0820 for international callers. When prompted, please enter passcode 9845852. The conference call will be webcast live at 9:00 a.m. ET for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for June 2012 on its website at http://www.knight.com/ourfirm/volumestats.asp before the start of trading today.

* * *

About Knight

Knight Capital Group (NYSE Euronext: KCG) is a global financial services firm that provides access to the capital markets across multiple asset classes to a broad network of clients, including broker-dealers, institutions and corporations. Knight is headquartered in Jersey City, N.J. with a global presence across the Americas, Europe, and the Asia Pacific regions. For further information about Knight, please visit www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the Company’s ability to recover the damages that are attributable to the manner in which NASDAQ OMX handled the Facebook IPO, risks related to the corporate restructuring in the third quarter 2011, including the ability to recognize anticipated cost savings, the possibility of unexpected costs or expenditures, and the impact of the restructuring on the Company’s businesses and results of operations, risks associated with changes in market structure, legislative, regulatory and financial rules changes, risks associated with the Company’s changes to its organizational structure and management and the costs, integration, performance and operation of businesses recently acquired or developed organically, or that may be acquired or developed organically in the future. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2011, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2011, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Kara Fitzsimmons	Jonathan Mairs
Managing Director,	Director,
Media Relations	Corporate Communications
201-356-1523 or	& Investor Relations
kfitzsimmons@knight.com	201-356-1529 or
jmairs@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2012	2011	2012	2011
	(In thousands, except per share amounts)

Revenues
Commissions and fees	$175,123	$195,514	$357,703	$378,072
Net trading revenue	96,675	125,808	253,222	277,596
Interest, net	5,924	2,306	13,062	5,406
Investment income and other, net	11,532	2,354	14,292	4,684

Total revenues	289,254	325,982	638,279	665,758

Expenses
Employee compensation and benefits	130,878	140,126	278,132	289,090
Execution and clearance fees	53,193	58,737	106,448	112,186
Communications and data processing	24,427	21,691	46,757	42,414
Payments for order flow	20,155	22,337	41,843	43,046
Interest	13,981	9,540	27,439	19,420
Depreciation and amortization	13,476	13,524	26,789	26,733
Occupancy and equipment rentals	6,361	7,146	12,880	14,500
Business development	5,898	7,250	11,057	10,961
Professional fees	5,132	5,514	10,867	9,868
Writedown of assets and lease loss accrual	—	—	—	945
Other	10,397	10,663	16,711	17,057

Total expenses	283,898	296,528	578,923	586,220

Income from continuing operations before income taxes	5,356	29,454	59,356	79,538
Income tax expense	2,065	11,704	22,959	31,155

Income from continuing operations, net of tax	3,291	17,750	36,397	48,383
Loss from discontinued operations, net of tax	—	(178)	—	(319)

Net income	$3,291	$17,572	$36,397	$48,064

Basic earnings per share from continuing operations	$0.04	$0.19	$0.41	$0.52

Diluted earnings per share from continuing operations	$0.04	$0.19	$0.39	$0.51

Basic earnings per share	$0.04	$0.19	$0.41	$0.52

Diluted earnings per share	$0.04	$0.19	$0.39	$0.51

Shares used in computation of basic earnings per share	89,624	92,493	89,685	92,184

Shares used in computation of diluted earnings per share	92,682	94,682	93,167	94,884

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	June 30, 2012	December 31, 2011
	(In thousands)
ASSETS
Cash and cash equivalents	$364,798	$467,633
Cash and securities segregated under federal and other regulations	190,391	11,010
Financial instruments owned, at fair value:
Equities	1,641,451	1,416,090
Listed equity options	191,157	280,384
Debt securities	262,598	134,631
Loan inventory	183,900	206,572
Other financial instruments	11,927	21,483
Securitized HECM loan inventory	2,738,917	1,722,631

Total financial instruments owned, at fair value	5,029,950	3,781,791
Collateralized agreements:
Securities borrowed	1,910,481	1,494,647
Receivable from brokers, dealers and clearing organizations	888,186	623,897
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	107,787	111,464
Investments	101,427	83,231
Goodwill	344,460	337,843
Intangible assets, less accumulated amortization	88,539	92,889
Other assets	179,748	148,546

Total assets	$9,205,767	$7,152,951

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$1,256,365	$1,369,750
Listed equity options	178,990	254,506
Debt securities	237,163	63,073
Other financial instruments	8,000	34,563

Total financial instruments sold, not yet purchased, at fair value	1,680,518	1,721,892
Collateralized financings:
Securities loaned	1,249,973	697,998
Financial instruments sold under agreements to repurchase	550,185	420,320
Liability to GNMA trusts, at fair value	2,717,323	1,710,627
Other secured financings	96,439	59,405

Total collateralized financings	4,613,920	2,888,350

Payable to brokers, dealers and clearing organizations	289,810	322,660
Payable to customers	431,838	23,664
Accrued compensation expense	111,883	188,939
Accrued expenses and other liabilities	174,407	121,083
Long-term debt	406,425	424,338

Total liabilities	7,708,801	5,690,926

Equity
Class A common stock	1,701	1,664
Additional paid-in capital	881,331	850,837
Retained earnings	1,469,717	1,433,320
Treasury stock, at cost	(855,099)	(823,023)
Accumulated other comprehensive loss	(684)	(773)

Total equity	1,496,966	1,462,025

Total liabilities and equity	$9,205,767	$7,152,951

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2012	2011 (1)	2012	2011 (1)
Market Making
Revenues (2)	$113.5	$145.0	$265.7	$312.2
Expenses	107.6	105.9	214.6	209.7

Pre-tax earnings	5.9	39.2	51.1	102.5

Institutional Sales and Trading
Revenues (2)	109.7	134.9	251.9	262.3
Expenses	117.2	138.9	244.8	273.9

Pre-tax (loss) earnings	(7.5)	(4.0)	7.2	(11.7)

Electronic Execution Services
Revenues	43.3	41.9	87.5	82.3
Expenses	31.9	30.1	63.9	59.1

Pre-tax earnings	11.3	11.8	23.6	23.2

Corporate and Other
Revenues (3)	22.8	4.1	33.2	9.0
Expenses	27.2	21.7	55.7	43.5

Pre-tax (loss) (3)	(4.4)	(17.6)	(22.5)	(34.5)

Consolidated
Revenues (2) (3)	289.3	326.0	638.3	665.8
Expenses	283.9	296.5	578.9	586.2

Pre-tax earnings (2) (3)	$5.4	$29.5	$59.4	$79.5

*	Totals may not add due to rounding.
(1)	- Prior period amounts have been recast to conform with current period segment presentation. Such recast had no effect on previously reported Consolidated Pre-tax earnings.
(2)	- Included in revenues for the three and six months ended June 30, 2012 is a Facebook IPO trading loss of $35.4 million which includes $26.0 million for Market Making and $9.4 million for Institutional Sales and Trading.
(3)	- Included in revenues for the three and six months ended June 30, 2012 is a gain on a strategic investment of $10.0 million.

Knight Capital Group, Inc.

Regulation G Reconciliation of Non-GAAP financial measures

(in millions)

Three months ended June 30, 2012	Market Making	Institutional Sales and Trading	Electronic Execution Services	Corporate and Other	Consolidated

GAAP Pre-Tax Income	$5.9	$(7.5)	$11.3	$(4.4)	$5.4
Facebook IPO trading losses	26.0	9.4	0.1	—	35.4
Investment gain	—	—	—	(10.0)	(10.0)

Pre-Tax Income, excluding Facebook IPO & Investment Gain	$31.9	$1.9	$11.4	$(14.4)	$30.8

Three months ended June 30, 2012	Market Making	Institutional Sales and Trading	Electronic Execution Services	Corporate and Other	Consolidated

GAAP Diluted EPS	$0.04	$(0.05)	$0.07	$(0.03)	$0.04
Facebook IPO trading losses	0.17	0.06	—	—	0.23
Investment gain	—	—	—	(0.07)	(0.07)

Diluted EPS, excluding Facebook IPO & Investment Gain	$0.21	$0.01	$0.07	$(0.10)	$0.20